UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 21, 2011

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code	610-293-0600

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.      Other Events.

On November 21, 2011, the Registrant issued a press release announcing that its Board of Directors has authorized the Company, from time to time and depending on market conditions, to repurchase shares of its outstanding common stock, with up to an aggregate value of $10 million. These repurchases will be made in open market or privately negotiated transactions. The manner, timing and amount of any purchases will be determined by the Registrant based upon an evaluation of market conditions, stock price and other factors.  The Board’s authorization does not obligate the Registrant to acquire any particular amount of common stock and may be modified or suspended at any time, at the Registrant’s discretion.

A copy of the Registrant’s press release describing the stock repurchase is being furnished as Exhibit 99.1 hereto.

ITEM 9.01.      Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release dated November 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:	November 21, 2011	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel